Exhibit (a)(1)(xi)

AMENDED AND RESTATED
OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

Five Star Products, Inc.

Not Owned by NPDV Acquisition Corp.

at

$0.40 Net Per Share

by

NPDV Acquisition Corp.,
A wholly-owned subsidiary of
National Patent Development Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, AUGUST 26, 2008, UNLESS THE OFFER IS EXTENDED.

August 12, 2008

To Our Clients:

Enclosed for your consideration are the amended and restated Offer to Purchase, dated August 12, 2008 (the “Offer to Purchase”) and the related amended and restated Letter of Transmittal (the “Letter of Transmittal”) (which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, collectively constitute the “Offer”) in connection with the offer by NPDV Acquisition Corp., a Delaware corporation (“NPDV Acquisition Corp.”) and a wholly owned subsidiary of National Patent Development Corporation, a Delaware corporation (“National Patent”) offer to purchase all outstanding shares of Common Stock, par value $.01 per share (the “Shares”), of Five Star Products, Inc., a Delaware corporation (“Five Star”), at $0.40 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase.

WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF THE SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is directed to the following:

1.	The tender price is $0.40 per Share, net to the seller in cash without interest.

2.	The Offer is being made for all outstanding Shares not owned by NPDV Acquisition Corp.

3.	The Offer is being made with the prior approval of the Five Star Board of Directors. A copy of the amended and restated Schedule 14D-9 Solicitation/Recommendation Statement containing a statement of Five Star’s position with respect to the Offer is enclosed herewith.

4.	THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, AUGUST 26, 2008, UNLESS THE OFFER IS EXTENDED.

5.	The Offer is subject to various conditions. See “THE TENDER OFFER — Section 9. Certain Conditions of the Offer” in the Offer to Purchase for a description of certain conditions to the Offer to Purchase.

6.	Tendering stockholders will not be obligated to pay brokerage fees or commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by NPDV Acquisition Corp. pursuant to the Offer. National Patent and NPDV Acquisition Corp. will pay all charges and expenses of Computershare (the “Depositary”), and National Patent and NPDV Acquisition Corp. will pay all charges and expenses of MacKenzie Partners, Inc. (the “Information Agent”). However, federal income tax backup withholding at a rate of 28% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.

7.	Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates evidencing such Shares (or a timely Book-Entry Confirmation with respect to such Shares into the Book-Entry Transfer Facility), (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary.

UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY NPDV ACQUISITION CORP., REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

The Offer is being made only by the Offer to Purchase and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of the Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction where the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME.

Instructions With Respect to the
Offer to Purchase for Cash
All Outstanding Shares of Common Stock

of

Five Star Products, Inc.
Not Owned by NPDV Acquisition Corp.

by

NPDV Acquisition Corp.

The undersigned acknowledge(s) receipt of your letter, the enclosed amended and restated Offer to Purchase (the “Offer to Purchase”), dated August 12, 2008, and the related amended and restated Letter of Transmittal (which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, collectively constitute the “Offer”) in connection with the offer by NPDV Acquisition Corp., a Delaware corporation (“NPDV Acquisition Corp.”) and a wholly owned subsidiary of National Patent Development Corporation, a Delaware corporation (“National Patent”) offer to purchase all outstanding shares of Common Stock, par value $.01 per share (the “Shares”), of Five Star Products, Inc., a Delaware corporation (“Five Star”), at $0.40 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase.

This will instruct you to tender to NPDV Acquisition Corp. the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered*:

Signature:
(Sign Here)

Account Number:

Dated:

Print Name:

Address(es):

Area Code and Telephone Number:

Tax Identification or Social Security Number:

*	Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.